Contact:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

-Or-

Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports Fourth Quarter and Full Year 2013 Financial Results
Announces Resumption of Common Stock Quarterly Dividend

Highlights

•	Generated negative funds from operations (“FFO”) of $0.947 million or negative $0.01 per diluted common share for the fourth quarter 2013. For the full year, generated positive FFO of $394.3 million or $6.41 per diluted common share.

•	FFO before discontinued operations was $3.5 million or $0.05 per common share for the fourth quarter 2013. For the full year, generated positive FFO before discontinued operations of $1.3 million or $0.02 per diluted common share.

•	Generated adjusted funds from operations (“AFFO”) of $3.4 million or $0.05 per fully diluted common share for the fourth quarter 2013. For the full year, generated AFFO of $5.8 million or $0.09 per diluted common share.

•	Declared payment of quarterly common stock dividends of $0.035 per common share, to be paid on April 15, 2014 to holders of record as of March 31, 2014.

•	In January 2014, paid all accrued and unpaid preferred stock dividends and resumed timely payments of quarterly preferred stock dividends.

•	Raised $45.5 million of net proceeds through the private placement of approximately 11.5 million shares of common equity at a price of $4.11 per share.

•	Extended the asset management services agreement with an affiliate of KBS Real Estate Investment Trust, Inc. (“KBS”) through December 31, 2016 with a one-year extension option and received payment of $12.0 million from KBS in satisfaction of the profit participation interest under existing agreement.

•	During the quarter, acquired 11 properties in eight separate transactions for a total purchase price of approximately $164.9 million (initial cap rate 7.3% and GAAP cap rate 8.3%) with an average lease term of 14 years.

•	Ended the fourth quarter of 2013 with cash and cash equivalents of $43.3 million as compared to $28.7 million reported at the end of the prior quarter.

Summary

NEW YORK, N.Y. – March 13, 2014 – Gramercy Property Trust Inc. (NYSE: GPT) today reported a net loss to common stockholders of $7.7 million, or $0.11 per fully diluted common share for the three months ended December 31, 2013 and net income to common stockholders of $377.7 million, or $6.14 per fully diluted common share for the full year ended December 31, 2013. For the quarter, the Company generated negative FFO of $0.947 million, or negative $0.01 per fully diluted common share, and for the year ended December 31, 2013, FFO was $394.3 million, or $6.41 per fully diluted common share. FFO and net loss to common stockholders include a contingency of approximately $4.4 million or $0.06 and $0.07 per common share for the quarter and year ended December 31, 2013, respectively, related to a transfer tax assessment for a joint venture interest sold by the Company in 2010. The Company believes the transaction was exempt from transfer taxes and intends to vigorously defend against the assessment. The contingency is recorded in discontinued operations. For the quarter, the Company generated AFFO of $3.4 million, or $0.05 per fully diluted common share, and for the year ended December 31, 2013, AFFO was $5.8 million, or $0.09 per fully diluted common share. A reconciliation of FFO and AFFO to net income available to common stockholders is included on page 10 of the press release.

For the fourth quarter of 2013, the Company recognized total revenues of approximately $17.7 million, an increase of 32% over total revenues of $13.4 million reported in the prior quarter. Total revenues for the year ended December 31, 2013 were approximately $56.7 million as compared to $36.8 million for the prior year.

Dividends

The Company, after a hiatus of more than five years, will resume payment of a dividend to common stockholders, beginning with the first quarter of 2014. The board of directors authorized and the Company has declared a dividend of $0.035 per common share for the first quarter of 2014, to be paid on April 15, 2014 to holders of record as of March 31, 2014.

Gordon F. DuGan, Chief Executive Officer, commented, “We are very pleased with the significant milestones achieved in the fourth quarter of 2013. Furthermore, the initiation of a common dividend for the first quarter of 2014 is another important step forward for Gramercy. We are currently focused on Gramercy’s growth trajectory and therefore our dividend policy will be based upon a low payout ratio for the time being. Finally, we are very excited about our prospects for significant growth in 2014.”

The board of directors also authorized and the Company has declared the Series A preferred stock quarterly dividend for the period January 15, 2014 through and including April 14, 2014 in the amount of $0.50781 per share, reflecting an annualized distribution of $2.03125 per share. The preferred stock dividend is payable on April 15, 2014 to holders of record as of March 31, 2014.

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In January 2014, the Company paid all accrued preferred stock dividends for prior periods, which as of December 31, 2013, was $37.6 million or $10.23524 per share. The Company also resumed timely payments of dividends on the Company’s preferred stock, beginning with the $0.50781 per share dividend due for the fourth quarter of 2013. The accrued dividend was paid on January 13, 2014, and the quarterly dividend was paid on January 15, 2014.

Property Acquisitions

In the fourth quarter of 2013, the Company acquired 11 properties in eight separate transactions for a total purchase price of approximately $164.9 million with a 14-year average lease term. Subsequent to quarter end, the Company acquired one additional property. Property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
				Purchase		Cash	GAAP
Investment	Location	MSA	Square Feet	Price	Occupancy	NOI	NOI
Industrial Portfolio
Vernon (1)	Vernon, CA	Los Angeles	120,506	$14,750	100%	$922	$1,186
Allentown	Allentown, PA	Allentown	480,000	36,830	100%	2,497	2,825
Chicago Bus Depot	Chicago, IL	Chicago	36,500	5,750	100%	474	518
Franklin Park Auto Rental	Franklin Park, IL	Chicago	22,872	8,000	100%	604	604
Waco	Waco, TX	Waco	303,000	24,400	100%	1,964	2,288
Beverage Distribution Portfolio (2)	Various - IN, IL	Various	665,569	47,802	100%	3,394	3,882
Austin	Austin, TX	Austin	120,347	9,490	100%	717	791
Yuma	Yuma, AZ	Yuma	216,727	17,850	100%	1,428	1,649
			1,965,521	$164,872	100%	$12,000	$13,743

Closed Since Quarter End
Des Plaines	Des Plaines, IL	Chicago	115,472	$6,300	100%	$479	$533
			115,472	$6,300	100%	$479	$533

(1) Includes two separate properties located in Vernon, CA.

(2) Portfolio includes three properties located in: Lawrence, IN, Peru, IL and Galesburg, IL.

In the fourth quarter of 2013, the Company also secured $75.4 million in senior mortgage financing for four properties. In connection with the acquisition of the Beverage Distribution portfolio in November 2013, the Company assumed a $22.6 million, six-year first mortgage at a fixed rate of 4.00%. In addition, the Company closed on a $12.6 million 10-year first mortgage financing for the Yuma, Arizona property at a fixed rate of 5.15%. In December 2013, the Company closed a $24.1 million ten-year first mortgage with a fixed rate of 5.07% for the Allentown, Pennsylvania property and a $16.1 million seven-year floating rate first mortgage with a rate of One Month LIBOR plus 2.10% for the Waco, Texas property. In connection with the financing, the Company entered into a fixed rate swap agreement with the lender, co-terminus with the mortgage, whereby the Company will pay an effective fixed rate of 4.55%.

Subsequent to quarter end, the Company acquired an 115,472 square foot industrial facility in Des Plaines, Illinois (Chicago metropolitan statistical area), for a purchase price of approximately $6.3 million (initial cap rate 7.60% and GAAP cap rate 8.47%) with a 12-year average lease term and annual rent escalations throughout the term. In connection with the purchase, the Company assumed a $2.7 million first mortgage loan with a fixed rate of 5.25%.

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Credit Facility

In September 2013, the Company entered into a $100.0 million senior secured revolving credit facility (the “Credit Facility”) with Deutsche Bank Securities, Inc., as lead arranger and bookrunner, and Deutsche Bank AG New York, as administrative agent. The Credit Facility included a $50.0 million accordion feature allowing the Company to increase the Credit Facility up to $150.0 million, which was exercised by the Company and approved by the lenders in February 2014. The maturity date of the revolving credit facility is September 2015, with an option for a one-year extension. The Credit Facility is guaranteed by the Company and is secured by first priority mortgages on designated properties that make up the borrowing base at a value as defined under the agreement. Advances under the Credit Facility are at a floating rate of interest based upon, at the Company’s option, either (i) LIBOR plus the applicable LIBOR margin or (ii) the applicable base rate which is the greater of the Prime Rate, 0.50% above the Federal Funds Rate, or 30-day LIBOR plus 1.00%. The applicable LIBOR margin will range from 1.90% to 2.75%, depending on the ratio of the Company’s outstanding consolidated indebtedness to the value of the Company’s consolidated gross assets. As of December 31, 2013, the Company has $45.0 million in outstanding borrowings under the Credit Facility and the Company was in compliance with the covenants under the Credit Facility. Subsequent to year end, the Company has borrowed an additional $23.0 million under the Credit Facility, bringing the current borrowing balance to $68.0 million. The Credit Facility has a borrowing availability of $37.7 million as of December 31, 2013 and $23.6 million currently.

Private Placement

In October 2013, the Company issued 11,535,200 unregistered common shares at a purchase price of $4.11 per share, raising net proceeds of approximately $45.5 million through a private placement (the “Private Placement”) pursuant to a common stock purchase agreement (the “Purchase Agreement”). Investors in the Private Placement received one Contingent Value Right (“CVR”) per common share, which entitles the CVR holder to limited downside protection in the form of a one-time cash payment on April 1, 2014 (not to exceed $0.46 per share) in the event the Company’s volume weighted average share price for the ten trading-day period ending March 25, 2014 (the “Lock-Up Date”) is less than the per share purchase price of $4.11 per share. Private Placement investors have agreed not to sell the common stock purchased until the Lock-Up Date. The estimated fair value of the CVR as of December 31, 2013 was $115,400, which is recorded as an unrealized loss on the Company’s statement of operations. Prior to the Lock-Up Date, if the Company issues common stock or securities convertible into common stock, the investors will have ability to: (i) purchase their pro rata portion of all or any part of the Company’s new issuance, and (ii) elect the benefit of any different terms provided to the new investors.

The Company used the net proceeds from the Private Placement for property acquisitions, payment of accrued preferred dividends and general corporate purposes.

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Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third-parties approximately $1.4 billion of commercial properties leased primarily to regulated financial institutions and affiliated users throughout the United States.

In the fourth quarter 2013, Gramercy Asset Management recognized fee revenues of $10.6 million in property management, asset management, administrative and incentive fees. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS. In December 2013, the asset management agreement with KBS was extended through December 31, 2016 with a one-year extension option through December 31, 2017, and provides for incentive fees in the form of profit participation ranging from 10%-30% of incentive profits to be paid in connection with property sales. As part of the extension of the asset management agreement with KBS, the Company was paid $12.0 million in satisfaction of the Company’s profit participation interest under the original agreement.

Bank Of America Portfolio Joint Venture

For the fourth quarter of 2013, the Company’s interest in the Bank of America Portfolio Joint Venture resulted in a $3.0 million net loss as summarized below (amounts in thousands):

Three months ended
December 31, 2013
Income from core properties	$(245)
Loss from held-for-sale properties	(480)
Net impairment of held-for-sale and sold properties	(2,232)

Equity in net loss from joint venture(1)	$(2,957)

Distributions from the joint venture	$4,640

(1)	The Company’s Statement of Operations also includes a net contribution of $103 from its Philips Building joint venture for a total equity in net loss from joint ventures of $2,854.

The Company’s proportionate share of the income generated by its joint venture interests includes $2.0 million of real estate-related depreciation and amortization, which when added back, results in a contribution of $4.3 million to the Company’s FFO for the three months ended December 31, 2013.

The Bank of America Portfolio Joint Venture sold a total of ten held-for-sale properties during the fourth quarter of 2013 for net proceeds to the Joint Venture of approximately $10.8 million. The Joint Venture recorded a non-cash impairment of approximately $4.9 million in the fourth quarter of 2013 related to the held-for-sale and sold properties.

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Corporate

As of December 31, 2013, the Company maintained $43.3 million of unrestricted cash as compared to approximately $28.7 million reported at the end of the prior quarter.

Management, general and administrative (“MG&A”) expenses were $4.8 million and $4.7 million for the three months ended December 31, 2013 and September 30, 2013, respectively. MG&A expenses were $18.2 million and $25.3 million for the twelve months ended December 31, 2013 and 2012, respectively. The reduced year-over-year MG&A reflects reductions due to the sale of the collateral management and sub-special servicing contracts for the Company’s three CDOs, dispositions of certain non-core legacy assets and the exit from the commercial real estate finance business in March 2013, the closing of a satellite property management office, reductions in employee headcount and rebidding of professional consulting and insurance contracts. The increase in quarter-over-quarter MG&A is primarily attributable to slightly higher compensation expense in the fourth quarter 2013. The Company’s MG&A expenses were related to the following business lines:

(Dollar amount in thousands)	Three Months Ended		Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2013	2012
Corporate / Investments	$3,783	$3,667	$14,446	$21,743
Asset Management	1,061	1,005	3,764	3,592
Total	$4,844	$4,672	$18,210	$25,335

Company Profile

Gramercy Property Trust Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing industrial and office properties net leased to high quality tenants in major markets throughout the United States. The Company also operates an asset management business that manages for third-parties, including our Bank of America Portfolio Joint Venture, commercial real estate assets.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Thursday, March 13, 2014, at 2:00 PM EDT to discuss fourth quarter and full year 2013 financial results. During the call, the management team will also present the Company’s Run-Rate FFO guidance estimates for 2014. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, in the Investor Relations section under the “Events and Presentations” tab.

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The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com and on Thomson’s StreetEvents Network. The presentation may also be accessed by dialing (888) 771-4371 - Domestic or (847) 585-4405 - International, using pass code “GRAMERCY”.

A replay of the call will be available from March 13, 2013 at 5:00 PM EDT through March 16, 2014 at 11:59 PM EDT by dialing (888) 843-7419 - Domestic or (630) 652-3042 - International, using pass code 3669-5161#.

(GPT-EN)

Disclaimer

Non GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including those listed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollar amounts in thousands, except per share data)

	December 31, 2013	December 31, 2012
Assets
Real estate investments, at cost:
Land	$73,131	$1,800
Building and improvements	264,581	21,359
Less: accumulated depreciation	(4,247)	(50)
Total real estate investment directly owned	333,465	23,109

Cash and cash equivalents	43,333	105,402
Restricted cash	179	12
Investments in Joint Ventures	39,385	72,742
Servicing advances receivable	8,758	-
Retained CDO bonds	6,762	-
Assets held for sale, net (includes consolidated VIEs of $0 and $1,913,353, respectively)	-	1,952,264
Tenant and other receivables, net	5,976	4,123
Acquired lease assets, net of accumulated amortization of $1,596 and $42	40,960	4,386
Deferred costs, net of accumulated amortization of $634 and $2,033	5,815	415
Other assets	7,030	6,383
Total assets	$491,663	$2,168,836

Liabilities and Equity (Deficit):
Liabilities:
Secured revolving credit facility	$45,000	$-
Mortgage notes payable	122,180	-
Total long term, secured debt	167,180	-

Accounts payable and accrued expenses	11,517	8,908
Dividends payable	37,600	30,438
Accrued interest payable	81	-
Deferred revenue	1,581	33
Below market lease liabilities, net of accumulated amortization of $300 and $4	6,077	458
Liabilities related to assets held for sale (includes consolidated VIEs of $0 and $2,654,109, respectively)	-	2,380,162
Derivative instruments, at fair value	302	-
Other liabilities	852	665
Total liabilities	225,190	2,420,664

Commitments and contingencies	-	-

Equity (deficit):
Common stock, par value $0.001, 100,000,000 and 96,000,000 shares authorized, 71,313,043 and 60,731,002 shares issued and outstanding at December 31, 2013 and 2012, respectively.	71	57
Common stock, Class B-1, par value $0.001, 0 and 2,000,000 shares authorized, issued and outstanding at December 31, 2013 and 2012, respectively.	-	2
Common stock, Class B-2, par value $0.001, 0 and 2,000,000 shares authorized, issued and outstanding at December 31, 2013 and 2012, respectively.	-	2
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, 4,600,000 shares authorized, 3,525,822 shares issued and outstanding at December 31, 2013 and 2012, respectively.	85,235	85,235
Additional paid-in-capital	1,149,896	1,102,227
Accumulated other comprehensive loss	(1,405)	(95,265)
Accumulated deficit	(967,324)	(1,344,989)
Total Gramercy Property Trust Inc.'s stockholders' equity (deficit)	266,473	(252,731)
Non-controlling interest	-	903
Total equity (deficit)	266,473	(251,828)
Total liabilities and equity (deficit)	$491,663	$2,168,836

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Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Year ended December 31,

	2013	2012	2013	2012

Revenues:
Management fees	$10,621	$7,905	$40,896	$34,667
Rental revenue	5,697	262	12,181	267
Investment income	484	301	1,717	600
Operating expense reimbursements	439	174	1,203	174
Other income	471	1,024	707	1,113
Total revenues	17,712	9,666	56,704	36,821

Expenses:
Property operating expenses:
Property management expenses	4,853	5,275	20,868	21,380
Property operating expenses	508	420	1,411	1,846
Total property operating expenses	5,361	5,695	22,279	23,226

Other-than-temporary impairment	1,657	-	3,339	-
Portion of impairment recognized in other comprehensive loss	(1,337)	-	(1,337)	-
Net impairment recognized in earnings	320	-	2,002	-
Interest expense	1,109	-	1,732	-
Depreciation and amortization	2,533	128	5,675	256
Management, general and administrative	4,844	4,042	18,210	25,335
Unrealized loss on derivative Instruments	115	-	115	-
Business acquisition costs	1,321	111	2,808	111
Total expenses	15,603	9,976	52,821	48,928

Income (loss) from continuing operations before equity in loss from joint venture and provision for taxes	2,109	(310)	3,883	(12,107)

Equity in net loss from joint venture	(2,854)	(2,992)	(5,662)	(2,904)

Loss from continuing operations before provision for taxes and discontinued operations	(745)	(3,302)	(1,779)	(15,011)

Provision for taxes	(803)	48	(6,393)	(3,330)

Net loss from continuing operations	(1,548)	(3,254)	(8,172)	(18,341)

Net income (loss) from discontinued operation with a third party	(4,399)	(149,253)	5,057	(169,174)
Gain on sale of joint venture interest to a director related entity	-	-	1,317	-
Net gains from disposals	-	3,919	389,140	15,967
Provision for taxes	-	-	(2,515)	-

Net income (loss) from discontinued operations	(4,399)	(145,334)	392,999	(153,207)

Net income (loss) attributable to Gramercy Property Trust Inc.	(5,947)	(148,588)	384,827	(171,548)

Accrued preferred stock dividends	(1,792)	(1,792)	(7,162)	(7,162)

Net income (loss) available to common stockholders	$(7,739)	$(150,380)	$377,665	$(178,710)

Other comprehensive income:
Unrealized loss on available for sale securities	-	-	(3,221)	-
Reclassification adjustment for net realized losses (gains) included in net income (loss)	-	-	2,002	-
Unrealized loss on derivative instruments	-	-	(187)	-
Reclassification of unrealized holding gains on securities and derivative instruments due to the disposal of Gramercy Finance	(1,523)	238,329	95,265	345,674

Other comprehensive income (loss)	(1,523)	238,329	93,859	345,674

Comprehensive income (loss) attributable to Gramercy Property Trust Inc.	(7,470)	89,741	478,686	174,126

Comprehensive income (loss) attributable to common stockholders	$(9,262)	$87,949	$471,524	$166,964

Basic earnings per share:
Net loss from continuing operations, net of preferred stock dividends	$(0.05)	$(0.09)	$(0.25)	$(0.49)
Net income (loss) from discontinued operations	(0.06)	(2.69)	6.39	(2.95)
Net income (loss) available to common stockholders	$(0.11)	$(2.78)	$6.14	$(3.44)

Diluted earnings per share:
Net loss from continuing operations, net of preferred stock dividends	$(0.05)	$(0.09)	$(0.25)	$(0.49)
Net income (loss) from discontinued operations	(0.06)	(2.69)	6.39	(2.95)
Net income (loss) available to common stockholders	$(0.11)	$(2.78)	$6.14	$(3.44)

Basic weighted average common shares outstanding	69,724,546	54,039,273	61,500,847	51,976,462

Diluted weighted average common shares and common share equivalent outstanding	69,724,546	54,039,273	61,500,847	51,976,462

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income (loss) available to common shareholders	$(7,739)	$(150,380)	$377,665	$(178,710)
Add:
Depreciation and amortization	2,824	959	6,449	5,205
FFO adjustments for unconsolidated joint ventures	4,305	468	11,111	669
Non-cash impairment of real estate investments	-	26,698	-	35,043
Less:
Non-real estate depreciation and amortization	(337)	(595)	(952)	(4,059)
Gain on sale of real estate	-	(3,919)	-	(15,915)
Funds from operations	(947)	(126,769)	394,273	(157,767)

(Income) loss from discontinued operations	4,399	145,334	(392,999)	153,207
FFO adjustment for discontinued operations	-	(26,742)	(7)	(23,876)
FFO before discontinued operations	3,452	(8,177)	1,267	(28,436)

Add:
Property acquisition costs	1,321	111	2,808	111
Non-cash stock-based compensation expense	575	289	2,147	2,433
Amortization of above market lease assets	150	12	266	12
Amortization of deferred financing costs	232	-	167	-
Other-than-temporary impairments on retained bonds	320	-	2,002	-
Return on construction advances	94	-	153	-
AFFO adjustments for joint ventures	(281)	2,637	3,973	2,677
Less:
Straight-lined rent	(618)	(37)	(1,015)	(37)
Amortization of below market lease liabilities	(90)	(4)	(296)	(4)
Incentive fees, net of taxes	(1,776)	(159)	(5,675)	(708)

Adjusted Funds from Operations	$3,379	$(5,328)	$5,797	$(23,952)

Funds from operations per share - basic	$(0.01)	$(2.36)	$6.41	$(3.04)

Funds from operations per share - diluted	$(0.01)	$(2.36)	$6.41	$(3.04)

FFO before discontinued operations per share - basic	$0.05	$(0.15)	$0.02	$(0.55)

FFO before discontinued operations per share - diluted	$0.05	$(0.15)	$0.02	$(0.55)

Adjusted funds from operations per share - basic	$0.05	$(0.10)	$0.09	$(0.46)

Adjusted funds from operations per share - diluted	$0.05	$(0.10)	$0.09	$(0.46)

The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

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